Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-134263

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 31, 2006)

9,259,254 Shares
and Warrants to Purchase 3,703,701 Shares

Common Stock

We are offering up to 9,259,254 shares of common stock and warrants to purchase up to 3,703,701 shares of common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). Each purchaser of our common stock will receive a warrant to purchase 0.4 shares of common stock, at an exercise price of $3.11  per share for each share of common stock they purchase in this offering. The shares of common stock and warrants will be purchased at the negotiated price of $2.75 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.

Shares of our common stock are quoted on the Nasdaq Global Market under the symbol “ACUS.” On December 6, 2006 the last reported sale price of our common stock was $2.72 per share.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are offering these shares of common stock and warrants to purchase common stock on a best efforts basis primarily to institutional investors. We have retained Cowen and Company, LLC to act as placement agent in connection with this offering.

	Per Unit	Maximum Offering Amount
Public offering price	$2.75	$25,462,948
Placement agent’s fees	$0.165	$1,527,777
Proceeds, before expenses, to us	$2.585	$23,935,171

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $150,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fees and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We are not required to sell any specific number or dollar amount of the shares of common stock and warrants to purchase common stock offered in this offering, but the placement agent will use its best efforts to arrange for the sale of the shares of common stock and warrants to purchase shares of common stock offered. Pursuant to an escrow agreement among us, the placement agent and an escrow agent, a portion of the funds received in payment for the shares and warrants sold in this offering will be wired to an interest bearing escrow account and held until we and the placement agent notify the escrow agent that the offering has closed, indicating the date on which the shares and warrants are to be delivered to the purchasers and the proceeds are to be delivered to us.

Cowen and Company

December 6, 2006

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission. Under the shelf registration process, we may offer from time to time securities up to an aggregate amount of $100 million, of which this offering is a part. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the shares of our common stock and warrants that we are selling in this offering. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information you should know before investing. This prospectus supplement also adds, updates, and changes information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should carefully read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Where You Can Find More Information” before investing in shares of our common stock or warrants to purchase shares of our common stock.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with information that is different or inconsistent from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have subsequently changed.

Unless the context otherwise requires, in this prospectus supplement, “Acusphere,” “the Company,” “we,” “us” and “our” refer to Acusphere, Inc. and its subsidiaries.

S-i

THE OFFERING

Common stock offered in this offering	9,259,254 shares
Warrants to purchase common stock offered in this offering	3,703,701 shares
Common stock to be outstanding after this offering	38,090,176 shares
Use of proceeds	For general corporate purposes. See “Use of Proceeds” on page S-9.
Warrant terms	The warrants will be exercisable beginning June 12, 2007 through and until December 12, 2011 and will be exercisable at a price of $3.11 per share of common stock.
Nasdaq Global Market Symbol	ACUS

The information above is based on 28,830,922 shares of common stock outstanding as of December 5, 2006. It does not include:

•       3,986,744 shares of common stock issuable upon the exercise of stock options outstanding as of December 5, 2006 at a weighted average exercise price of $5.96 per share;

•       3,043,384 shares of common stock issuable upon the exercise of warrants outstanding as of December 5, 2006 at a weighted average exercise price of $8.72 per share;

•       5,320,678 shares of common stock issuable upon the conversion of 730,000 shares of our 6.5% convertible exchangeable preferred stock outstanding as of December 5, 2006 (excluding a maximum of approximately 1.0 million shares which might be issued upon conversion in connection with the dividend make-whole provision for such shares); and

•       1,215,575 shares of common stock reserved for future options and purchases under our equity compensation plans as of December 5, 2006.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including any document incorporated by reference herein or therein) includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this prospectus supplement and the accompanying prospectus (including any documents incorporated by reference herein or therein), words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.

Our actual results and the timing of certain events may differ materially from the results discussed, projected, anticipated or indicated in any forward-looking statements. Any forward-looking statement should be considered in light of factors discussed under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus (including any documents incorporated by reference herein or therein).

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This Summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This Summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, and our consolidated financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

About Acusphere, Inc.

We are a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using our proprietary porous microparticle technology. We are focused on developing proprietary drugs that can offer significant benefits over existing drugs, including improved safety and efficacy, increased patient compliance, greater ease of use, expanded indications or reduced cost. Our three product candidates for which we have clinical data are designed to address large unmet clinical needs in the areas of cardiology, oncology and asthma. Our lead product candidate is an ultrasound contrast agent in Phase 3 clinical development for the detection of coronary heart disease, the leading cause of death in the United States.

We created our three initial product candidates using technology that enables us to control the size and porosity of microparticles in a versatile manner, so we can customize the microparticles to address the delivery needs of a variety of drugs. We are focused on creating porous microparticles that are smaller than red blood cells. Small microparticles are important for delivering drugs intravenously so that they can pass through the body’s smallest blood vessels, for increasing the surface area of a drug so that the drug will dissolve more rapidly, and for delivering drugs to the lung via inhalation. Porosity is important for entrapping gases in microparticles, for controlling the release rate of the drug from a microparticle, and for targeting inhaled drugs to specific regions of the lung.

A more detailed description of our business can be found in our most recent annual report on Form 10-K which is incorporated herein by reference.

Corporate Information

We were organized as a Delaware corporation on July 12, 1993. Our principal executive offices are located at 500 Arsenal Street, Watertown, Massachusetts 02472. Our telephone number at that location is (617) 648-8800. Our website is located at www.acusphere.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Except for the historical information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, this prospectus supplement and the accompanying prospectus (and the information incorporated by reference in this prospectus supplement and the accompanying prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, those discussed in the section entitled “Risk Factors” beginning on page 2 of the accompanying prospectus and those discussed in the section entitled “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference.

Investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the following risks, in addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein or therein before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition. In such event, the market price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related To This Offering

We may allocate the net proceeds from this offering in ways with which you may not agree.

We expect to use the net proceeds of this offering for working capital and general corporate purposes, including clinical trial, manufacturing and preclinical research and development activities, as well as capital expenditures and complementary technology acquisitions. See “Use of Proceeds” on page S-9 of this prospectus supplement. Our management, however, has broad discretion in the use of the net proceeds from this offering and could spend the net proceeds in ways that do not necessarily improve our operating results or the value of our common stock or in ways with which you may not agree.

We expect that our stock price will fluctuate significantly.

We completed our initial public offering in October 2003. Prior to our initial public offering, you could not buy or sell our common stock publicly. After our initial public offering, the average daily trading volume for our common stock has been relatively low. An active public market for our common stock may not continue to develop or be sustained. The stock market, particularly in recent years, has experienced significant volatility particularly with respect to pharmaceutical and biotechnology stocks. The volatility of pharmaceutical and biotechnology stocks often does not relate to the operating performance of the companies represented by the stock. Factors that could cause this volatility in the market price of our common stock include:

•       announcements of the introduction of new products by us or our competitors;

•       announcements of clinical trial results;

•       market conditions in the pharmaceutical and biotechnology sectors;

•       rumors relating to us or our competitors;

•       litigation or public concern about the safety of our potential products;

•       our quarterly operating results;

•       deviations in our operating results from the estimates of securities analysts;

•       sales by us of additional shares of our common or preferred stock; and

•       FDA or international regulatory actions.

The market price of our common stock may also fluctuate in response to the exercise by us of rights under the terms of our 6.5% convertible exchangeable preferred stock. For example, we may elect to automatically convert the preferred stock if our common stock price has exceeded 150% of the conversion price of the preferred stock for at least 20 trading days during a 30-day trading period ending within five trading days prior to the notice of automatic conversion. There is a risk of fluctuation in the price of our common stock between the time when we may first elect to automatically convert the preferred stock and the automatic conversion date. These fluctuations may adversely affect the value of our common stock.

If we sell shares of our common stock under our equity line of credit arrangement, then the price of our securities may be negatively effected.

In August 2006, we entered into what is sometimes termed an equity line of credit arrangement with Azimuth Opportunity Ltd. The arrangement provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $30,000,000 of our common stock, or up to approximately 5.8 million shares of our common stock, whichever occurs first, over the 18-month term of the agreement. From time to time during the term of the agreement, and at our sole discretion, we may present Azimuth with draw down notices requiring Azimuth to purchase our common stock. The per share purchase price for these shares will equal the daily volume weighted average price of the common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 3.875% to 5.875%, based on the volume weighted average price of the common stock. As a result, our existing common stockholders will experience immediate dilution upon the purchase of any shares of our common stock by Azimuth under this agreement. The sale of shares under this equity line will be dilutive to existing shareholders and may have an adverse effect on the price of our securities.

Our controlling equity holders may have conflicts of interest with us or you in the future.

As of December 5, 2006, and after giving effect to this transaction, and based on information provided to us by such entities: Quaker Capital Management Corporation and its affiliates beneficially own approximately 7% of our outstanding common stock; Bank of America Corporation and its affiliates beneficially own approximately 5% of our outstanding common stock; the Baupost Group LLC beneficially owns approximately 5% of our outstanding common stock and the Endowment Capital Group LLC and its affiliates beneficially own approximately 6% of our outstanding common stock. Collectively these investors will control approximately 28% of our common stock. These investors, particularly if they were to act together as a concentrated group, could exert influence over the election of our directors, direct our policies and operations, including future issuances of common stock or other securities, the payments of dividends, if any, on our common stock, the incurrence of debt by us, amendments to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and entering into of extraordinary transactions, and their interests, as a concentrated group, may not in all cases be aligned with your interests. This concentration of ownership among a small number of investors may make it more difficult for other stockholders to influence matters requiring stockholder approval and may have the effect of delaying, preventing or deterring a change in control of our company, thereby possibly depriving our stockholders of an opportunity to receive a premium for their common stock as part of any sale or acquisition.

Our common stock is junior to our preferred stock with respect to the right to receive payments in the event of a dissolution, liquidation or winding up of Acusphere.

In February 2005, we issued and sold 900,000 shares of our 6.5% convertible exchangeable preferred stock. As of December 5, 2006, 730,000 of these shares of preferred stock are outstanding. The preferred stock is senior to the common stock as to liquidation. In the event of our voluntary or involuntary dissolution, liquidation or winding up of Acusphere, holders of our preferred stock will receive a liquidation preference in an amount equal to $50 per share, plus all accrued and unpaid dividends through the distribution date. Only after holders of the preferred stock have received their liquidation preference and any accrued and unpaid dividends will we distribute assets, if any are remaining, to our common stock holders.

We may be the subject of securities class action litigation due to future stock price volatility.

In the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.

Future sales of common stock by our existing stockholders may cause our stock price to fall.

The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. As of December 5, 2006, we have approximately 28,830,922 shares of common stock outstanding and 730,000 shares of convertible preferred stock outstanding that are convertible into approximately 5.3 million shares of our common stock, plus up to a maximum of approximately 1.0 million additional shares of our common stock issuable at our option in satisfaction of the maximum dividend make-whole payment on these shares of preferred stock. All of the shares of common stock issuable upon conversion of our preferred stock will be freely tradable without restriction under the federal securities laws unless purchased by our affiliates.

The terms of our outstanding shares of preferred stock may restrict our ability to raise additional capital or hamper or prevent an acquisition of us.

In February 2005, we issued and sold 900,000 shares of our 6.5% convertible exchangeable preferred stock. As of December 5, 2006, 730,000 of these shares of preferred stock are outstanding. In the event of our voluntary or involuntary dissolution, liquidation or winding up of Acusphere, holders of our preferred stock will receive a liquidation preference in an amount equal to $50 per share, plus all accrued and unpaid dividends through the distribution date. Only after holders of the preferred stock have received their liquidation preference and any accrued and unpaid dividends will we distribute assets, if any are remaining, to our common stock holders. Without the vote or consent of the holders of at least a majority of the shares of preferred stock, we cannot authorize or sell any equity security that ranks senior to the preferred stock as to dividends or distributions of assets upon liquidation, dissolution or winding up of Acusphere. As a result of this liquidation preference, it may be difficult for us to raise additional capital through the sale of common stock or junior preferred stock on acceptable terms, or at all.

In addition, without the vote or consent of the holders of at least a majority of the shares of preferred stock we may not effect a consolidation or merger with another entity unless the preferred stock that remains outstanding and its rights, privileges and preferences are unaffected or are converted into or exchanged for preferred stock of the surviving entity having rights, preferences and limitations substantially similar, but no less favorable, to the convertible preferred stock. This provision could hamper a third party’s acquisition of us or discourage a third party from attempting to acquire control of us via a merger.

Under some circumstances, the holders of our outstanding shares of preferred stock may be entitled to elect some of the directors of Acusphere.

In February 2005 we issued and sold 900,000 shares of our 6.5% convertible exchangeable preferred stock. As of December 5, 2006, 730,000 of these shares of preferred stock are outstanding. Cumulative dividends accrue on our preferred stock at an annual rate of $3.25 per share, payable quarterly on the first day of March, June, September and December, commencing June 1, 2005. Any dividends must be declared by our board of directors and must come from funds that are legally available for dividend payments. If we have not paid dividends on the preferred stock in an aggregate amount equal to at least six quarterly dividends, whether or not consecutive, we must increase the size of our board of directors by two additional directors. After this time, and for so long as these dividends remain due and unpaid, holders of the preferred stock, voting separately as a class with holders of preferred stock ranking on the same basis as to dividends having like voting rights, will be entitled to elect two additional directors at any meeting of stockholders at which directors are to be elected. These directors will be appointed to classes on the board as determined by our board of directors. These voting rights will terminate when we have declared and either paid or set aside for payment all accrued and unpaid dividends. The terms of office of all directors so elected will terminate immediately upon the termination of these voting rights.

Provisions of Delaware law or our charter documents could delay or prevent an acquisition of us, even if the acquisition would be beneficial to our stockholders, and could make it more difficult for you to change our management.

Provisions of Delaware law or our charter or by-laws could hamper a third party’s acquisition of us, or discourage a third party from attempting to acquire control of us. Stockholders who wish to participate in these transactions may not have the opportunity to do so. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. Further, these provisions make it more difficult for stockholders to change the composition of our board of directors in any one year.

These provisions include:

•       a provision allowing us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of the common stock;

•       the existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, thus expanding the time required to change the composition of a majority of directors and potentially discouraging someone from making an acquisition proposal for us;

•       the by-laws’ requirement that stockholders provide advance notice when nominating our directors;

•       the inability of stockholders to convene a stockholders’ meeting without the chairperson of the board of directors, the chief executive officer, the president or a majority of the board of directors first calling the meeting; and

•       the application of Delaware law prohibiting us from entering into a business combination with the beneficial owner of 15% or more of our outstanding voting stock for a period of three years after such 15% or greater owner first reached that level of stock ownership, unless we meet specified criteria.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have paid no cash dividends on our common stock to date and, other than cash dividends paid on our preferred stock, we currently intend to retain our future earnings, if any, to fund the development and growth of our businesses. In addition, the terms of any future debt or credit facility may preclude us from paying these dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $23.8 million, after certain fees due to the placement agent and our estimated offering expenses as described in “Plan of Distribution.” We will not receive any proceeds from the sale of common stock issuable upon exercise of the warrants we are offering unless and until such warrants are exercised. If the warrants were fully exercised, we would receive additional proceeds of $11.5 million. We will not pay the placement agent any fee with respect to shares of our common stock issued upon exercise of the warrants.

We intend to add the net proceeds from this offering to our general funds and use them for general corporate purposes, which may include, but are not limited to the purposes set forth in the accompanying prospectus. The amounts and timing of our actual expenditures for each purpose may vary significantly depending upon numerous factors, including the status of our product development efforts, regulatory approvals, manufacturing capabilities, competition, marketing and sales activities and the market acceptance of any products we introduce. Pending such uses, we intend to invest the net proceeds of this offering in investment grade, interest-bearing securities.

DILUTION

The net tangible book value of our common stock on September 30, 2006 was approximately $46.1 million, or approximately $1.60 per share, based on 28,825,718 shares of our common stock outstanding as of September 30, 2006. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding. Dilution in net tangible book value per share to new investors represents the difference between the amount per unit paid by purchasers of shares of our common stock and warrants to purchase shares of common stock in this offering and the net tangible book value per share of our common stock immediately afterwards. Without taking into account any other changes in net tangible book value after September 30, 2006, other than the sale of the 9,259,254 shares of common stock and warrants to purchase 3,703,701 shares of common stock offered by us under this prospectus supplement and the accompanying prospectus at a price of $2.75 per unit and after deducting fees due to the placement agent and our estimated offering expenses, our net tangible book value at September 30, 2006 would have been approximately $69.9 million or approximately $1.84 per share. This represents an immediate increase in net tangible book value of approximately $0.23 per share to existing stockholders and an immediate dilution in net tangible book value of $(0.91) per share to investors in this offering. Our net tangible book value calculation assumes no exercise of the warrants offered hereby.

The following table illustrates this per share dilution:

Public offering price per unit		$2.75
Net tangible book value per share as of September 30, 2006	$1.60
Increase in net tangible book value per share attributable to this offering	$0.23
Pro forma net tangible book value per share as of September 30, 2006 after giving effect to the offering		$1.84
Dilution per share to new investors in this offering		$(0.91)

The information above is based on 28,825,718 shares of common stock outstanding as of September 30, 2006. It does not include:

•       3,945,258 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2006 at a weighted average exercise price of $6.02 per share;

•       3,043,384 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2006 at a weighted average exercise price of $8.72 per share;

•       5,320,678 shares of common stock issuable upon the conversion of our 730,000 6.5% convertible exchangeable preferred stock outstanding as of September 30, 2006 (excluding shares which might be issued upon conversion in connection with the make-whole payment related to this preferred stock); and

•       1,259,863 shares of common stock reserved for future options and purchases under our equity compensation plans as of September 30, 2006.

DESCRIPTION OF WARRANTS

Each warrant represents the right to purchase up to 0.4 shares of common stock at an exercise price equal to $3.11 per share, subject to adjustment as described below. Each warrant may be exercised on or after June 12, 2007 through and including December 12, 2011.

The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to such reorganization event.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock.

A warrant may be transferred by a holder without our consent, upon surrender of the warrant to us, properly endorsed (by the holder executing an assignment in the form attached to the warrant) and upon payment of any necessary tax or other governmental charge imposed upon such transfer.

The warrants will not be listed on any securities exchange or automated quotation system and we do not intend to arrange for any exchange or quotation system to list or quote the warrants.

The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be filed as an exhibit to a current report on Form 8-K that will be incorporated by reference herein.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Except for dividends payable on our 6.5% convertible exchangeable preferred stock, we currently intend to retain all of our future earnings, if any, to finance operations. We currently intend to pay cash dividends on our convertible preferred stock. Dividends on our convertible preferred stock are cumulative, meaning that if they are not paid they continue to accrue and must be paid prior to the payment of any dividends on our common stock. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

PLAN OF DISTRIBUTION

We are offering our common stock and warrants through a placement agent. Subject to the terms and conditions contained in the placement agent agreement dated December 6, 2006 Cowen and Company, LLC has agreed to act as the placement agent for the sale of up to 9,259,254 shares of our common stock and warrants to purchase up to 3,703,701 shares of our common stock. The placement agent is not purchasing or selling any shares by this prospectus supplement or accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but has agreed to use best efforts to arrange for the sale of all 9,259,254 shares of our common stock and warrants to purchase up to 3,703,701 shares of our common stock.

The placement agent agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from our counsel, our independent auditors and us.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase shares of our common stock and warrants, informing investors of the closing date as to such shares and warrants. We currently anticipate that closing of the sale of 9,259,254 shares of our common stock and warrants to purchase up to 3,703,701 shares of our common stock will take place on or about December 12, 2006. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares and warrants.

On the scheduled closing date, the following will occur:

•       we will receive funds in the amount of the aggregate purchase price; and

•       Cowen and Company, LLC will receive the placement agent’s fee in accordance with the terms of the placement agent agreement.

We will pay the placement agent a commission equal to 6% of the gross proceeds of the sale of shares of our common stock and warrants in the offering. We may also reimburse the placement agent for certain legal expenses incurred by it. In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8% of the maximum gross proceeds of the offering. The placement agent will not receive any commission with respect to the shares of common stock issuable upon exercise of the warrants. The estimated offering expenses payable by us, in addition to the placement agent’s fee of $1,527,777, are approximately $150,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the shares of common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be up to approximately $23.8 million.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

We, and our directors and executive officers, have agreed to certain lock-up provisions with regard to future sales of our common stock for a period of 60 days after the offering as set forth in the placement agent agreement.

The placement agent agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with the consummation of this offering.

The transfer agent for our common stock is American Stock Transfer & Trust Company.

Our common stock is quoted on the Nasdaq Global Market under the symbol “ACUS.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Thelen Reid Brown Raysman & Steiner LLP, New York, New York is counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s public reference room located at: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents and obtain information on the operation of the public reference room by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and our SEC filings are also available at such website. This website address is included in this document as an inactive textual reference only. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

You may also obtain information about us, including copies of our SEC reports, through our website at http://www.acusphere.com. This website address is not an active link to the registration statement of which this prospectus supplement is a part, and any documents, references, links or other materials of any kind contained or referred to on such website are not part of the registration statement of which this prospectus supplement is a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus supplement:

•       Our Annual Report on Form 10-K for the year ended December 31, 2005;

•       Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•       Our current reports on Form 8-K filed January 6, 2006, February 7, 2006, February 14, 2006, February 17, 2006, February 28, 2006, March 10, 2006, March 15, 2006, March 30, 2006, April 7, 2006, April 12, 2006, May 11, 2006, June 6, 2006, June 7, 2006, June 14, 2006, August 8, 2006, September 1, 2006, October 26, 2006 and November 7, 2006; and

•       The description of our common stock contained in the section titled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A filed under the Exchange Act with the SEC on September 20, 2003 (File No. 000-50405) and incorporating by reference the information contained in our Registration Statement on Form S-1 (file No. 333-106725), including any amendment or report filed for the purpose of updating that description.

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 2.02 or 7.01 of Form 8-K are not incorporated herein by reference.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests for copies should be directed to Acusphere, Inc., Attn: Investor Relations, 500 Arsenal Street, Watertown, Massachusetts 02472, telephone number (617) 648-8800.

Any statement contained in the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have filed with the SEC registration statements on Form S-3 under the Securities Act covering the securities described in this prospectus supplement. This prospectus supplement does not contain or incorporate by reference all of the information included in the registration statements, some of which is contained in exhibits included with or incorporated by reference into the registration statements. The registration statements, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to on page S-13. Any statement made or incorporated by reference in this prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statements, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS

$100,000,000
Common Stock
Preferred Stock
Subordinated Debt Securities
Senior Debt Securities
Warrants

This prospectus relates to common stock, preferred stock, subordinated debt securities, senior debt securities and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

See “Risk Factors” beginning on page 2 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.

Our common stock is traded on the Nasdaq National Market under the symbol “ACUS.” On August 31, 2006, the last reported sale price for our common stock on the Nasdaq National Market was $3.39 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2006.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

Unless the context otherwise requires, in this prospectus, “Acusphere,” “the Company,” “we,” “us,” “our” and similar names refer to Acusphere, Inc. and its subsidiaries.

ABOUT ACUSPHERE, INC.

We are a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using our proprietary porous microparticle technology. We are focused on developing proprietary drugs that can offer significant benefits over existing drugs, including improved safety and efficacy, increased patient compliance, greater ease of use, expanded indications or reduced cost. Our three product candidates for which we have clinical data are designed to address large unmet clinical needs in the areas of cardiology, oncology and asthma. Our lead product candidate is an ultrasound contrast agent in Phase 3 clinical development for the detection of coronary heart disease, the leading cause of death in the United States.

We created our three initial product candidates using technology that enables us to control the size and porosity of microparticles in a versatile manner, so we can customize the microparticles to address the delivery needs of a variety of drugs. We are focused on creating porous microparticles that are smaller than red blood cells. Small microparticles are important for delivering drugs intravenously so that they can pass through the body’s smallest blood vessels, for increasing the surface area of a drug so that the drug will dissolve more rapidly, and for delivering drugs to the lung via inhalation. Porosity is important for entrapping gases in microparticles, for controlling the release rate of the drug from a microparticle, and for targeting inhaled drugs to specific regions of the lung.

A more detailed description of our business can be found in our most recent annual report on Form 10-K which is incorporated herein by reference.

CORPORATE INFORMATION

We were organized as a Delaware corporation on July 12, 1993. Our principal executive offices are located at 500 Arsenal Street, Watertown, Massachusetts 02472. Our telephone number at that location is (617) 648-8800. Our website is located at www.acusphere.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this prospectus and any prospectus supplement (including any documents incorporated by reference herein or therein), words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to:

•       the timing of our clinical trials and regulatory milestones for AI-700, including the timing of enrollment, the public announcement of clinical data, the qualification of our manufacturing facility and the filing of our NDA with the FDA;

•       our estimates regarding our capital requirements and our needs for additional financing;

•       our plans to develop and market new product candidates and the timing of these development programs;

•       our clinical development of product candidates, clinical trials and our ability to obtain and maintain regulatory approval for our product candidates;

•       our estimates of expenses and future revenues and profitability;

•       our estimates of the size of the potential markets for our product candidates;

•       our selection and licensing of product candidates;

•       our ability to attract collaborators with acceptable development, regulatory and commercialization expertise;

•       the benefits to be derived from corporate collaborations, license agreements and other collaborative efforts, including those relating to the development and commercialization of our product candidates;

•       sources of revenues and anticipated revenues, including contributions from corporate collaborations, license agreements and other collaborative efforts for the development and commercialization of products;

•       our ability to create an effective direct sales and marketing infrastructure for products we elect to market and sell directly;

•       the rate and degree of market acceptance of our product candidates;

•       the timing and amount of reimbursement for our product candidates;

•       the success of other competing therapies that may become available; and

•       the manufacturing capacity for our product candidates, including our plans to start-up and qualify a commercial manufacturing facility for AI-700.

Our actual results and the timing of certain events may differ materially from the results discussed, projected, anticipated or indicated in any forward-looking statements. Any forward-looking statement should be considered in light of factors discussed under “Risk Factors” and elsewhere in this prospectus and any prospectus supplement (including any documents incorporated by reference herein or therein).

USE OF PROCEEDS

Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, which may include funding clinical trials, research and development, regulatory activities and the build-out of our commercial manufacturing facility in Tewksbury, Massachusetts, acquisitions, including acquisitions of companies, products, intellectual property or other technology, repayment or refinancing of existing indebtedness, investments, capital expenditures, repurchase of our capital stock and for any other purposes that we may specify in any prospectus supplement. We may also invest the net proceeds temporarily in short-term or marketable securities until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated is as follows:

						Six months
						ended
	Year Ended December 31,					June 30,
	2001	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges(1)	$—	$—	$—	$—	$—	$—

(1)          Earnings were not sufficient to cover fixed charges and preferred stock dividends equal to the net loss of $16,311,352, $20,712,833, $21,923,437, $29,959,048 and $44,625,375 for the years ended December 31, 2001, 2002, 2003, 2004 and 2005, respectively, and $36,329,996 for the six months ended June 30, 2006. For this reason, no ratios are provided for these periods.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended to date, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part and, with respect to any new shares of preferred stock, the certificate of designation which will be filed with the SEC for each new series of preferred stock we may designate, if any.

General

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

We have 103,500,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 98,500,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. The authorized shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of August 30, 2006, we have approximately 28,814,835 shares of common stock outstanding. Holders of common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote in such election. Holders of common stock are entitled to receive ratably any dividends as may be declared by the board of directors out of funds legally available for distribution, after provision has been made for any preferential dividend rights of outstanding preferred stock, if any. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the net assets available after the payment of all of our debts and other liabilities, and after the satisfaction of the rights of any outstanding preferred stock, if any. Holders of the common stock have no preemptive, subscription, redemption or conversion rights. The rights, powers, preferences and privileges of holders of common stock are subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq National Market under the symbol “ACUS.” American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Its address is 59 Maiden Lane, New York, NY 10038, and its telephone number is (212) 936-5100.

Outstanding Convertible Preferred Stock

As of August 30, 2006, we have designated 1,000,000 shares, of which 730,000 shares are issued and outstanding, of our convertible preferred stock. The 730,000 shares of convertible preferred stock that are issued and outstanding are convertible into approximately 5.3 million shares of our common stock, plus up to a maximum of approximately 1.1 million additional shares of our common stock issuable at our option in satisfaction of the maximum dividend make-whole payment, described below, on these shares of convertible preferred stock. Each share of convertible preferred stock has a liquidation preference of $50 per share and is initially convertible into 7.2886 shares of our common stock, representing a conversion price of $6.86 per share, subject to customary adjustments. Only after holders of the convertible preferred stock have received their liquidation preference and any accrued and unpaid dividends will we distribute assets, if any are remaining, to our common stock holders.

Dividends will be cumulative from the date of original issue at the annual rate of $3.25 per share of convertible preferred stock, payable quarterly. Any dividends must be declared by our board of directors and must come from funds that are legally available for dividend payments. If we have not paid dividends on the convertible preferred stock in an aggregate amount equal to at least six quarterly dividends whether or not consecutive, we must increase the size of our board of directors by two additional directors. After this time, and for so long as these dividends remain due and unpaid, holders of the convertible preferred stock, voting separately as a class with holders of preferred stock ranking on the same basis as to dividends having like voting rights, will be entitled to elect two additional directors at any meeting of stockholders at which directors are to be elected. These directors will be appointed to classes on the board as determined by our board of directors. These voting rights will terminate when we have declared and either paid or set aside for payment all accrued and unpaid dividends. The terms of office of all directors so elected will terminate immediately upon the termination of these voting rights.

We may elect to automatically convert some or all of the convertible preferred stock into shares of our common stock if the closing price of our common stock has exceed $10.30 per share (150% of the conversion price) for at least 20 trading days during any 30-day trading period. Prior to March 1, 2009, if we elect to automatically convert, or if any holder elects to voluntarily convert, the convertible preferred stock, we will also make an additional payment equal to the aggregate amount of dividends that would have been payable on the preferred stock so converted from the original date of issuance through and including March 1, 2009, less any dividends already paid on the convertible preferred stock. This additional payment is payable by us, at our option, in cash, in additional shares of our common stock or in a combination of both.

Without the vote or consent of the holders of at least a majority of the shares of convertible preferred stock, we can not authorize or sell any equity security that ranks senior to the preferred stock as to dividends or distributions of assets upon liquidation, dissolution or winding up of Acusphere. In addition, without the vote or consent of the holders of at least a majority of the shares of preferred stock we may not effect a consolidation or merger with another entity unless the preferred stock that remains outstanding and its rights, privileges and preferences are unaffected or are converted into or exchanged for preferred stock of the surviving entity having rights, preferences and limitations substantially similar, but no less favorable, to the convertible preferred stock.

Undesignated Preferred Stock

Our Certificate of Incorporation permits us to issue up to 4,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. The designation, powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

•       the designation of the series, which may be by distinguishing number, letter or title;

•       the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

•       whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

•       the dates on which dividends, if any, shall be payable;

•       the redemption rights and price or prices, if any, for shares of the series;

•       the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•       the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Acusphere;

•       whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of Acusphere or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

•       restrictions on the issuance of shares of the same series or of any other class or series; and

•       the voting rights, if any, of the holders of shares of the series, provided that no share of preferred stock of any series will be entitled to more than one vote per share of preferred stock.

If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Certain Provisions in our Certificate of Incorporation and By-laws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” is defined as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

In addition, some provisions of our certificate of incorporation and by-laws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in his or her best interest. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

Stockholder Action; Special Meeting of Stockholders.   Our certificate of incorporation provides that stockholders may not take action by written consent, but only at a duly called annual or special meeting of stockholders. The certificate of incorporation further provides that special meetings of our stockholders may be called only by the chairman of the board of directors or a majority of the board of directors, and in no event may the stockholders call a special meeting. Thus, without approval by the chairman of the board of directors or a majority of the board of directors, stockholders may take no action between meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our by-laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not less than 120 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days from the time of the previous year’s annual meeting, then a proposal shall be received no later than the later of the close of business on the sixtieth day prior to such annual meeting or on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. The amended and restated by-laws also include a similar requirement for making nominations at special meetings and specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Authorized but Unissued Shares.   The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq National Market. These additional shares may be utilized for a variety of corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Super-majority Voting.   Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws requires a greater percentage. We have provisions in our certificate which require 75% of the voting power of all of the then outstanding shares of our capital stock to amend or repeal certain provisions in our certificate of incorporation which include, but is not limited to provisions which would reduce or eliminate the number of authorized common or preferred shares and all indemnification provisions. We also have provisions in our certificate which require 75% of the voting power of all of the then outstanding shares of our capital stock to adopt, amend or repeal any provision of our by-laws.

Staggered Board.   Our certificate of incorporation and by-laws provide for the division of our board of directors into three classes, as nearly equal in size as possible, with staggered three-year terms. In addition, our certificate of incorporation and by-laws provide that directors may be removed without cause only by the affirmative vote of the holders of 75% of the shares of capital stock entitled to vote for the election of directors at an election of directors. Any one or more or all of the directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors. Under our certificate of incorporation and by-laws, any vacancy on the board of directors, for the election of directors, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of the board of directors and the limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Acusphere, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

In this description of the debt securities, the terms “Acusphere,” “we,” “us,” “our” and similar names refer to Acusphere and do not include its subsidiaries, except for purposes of financial data determined on a consolidated basis. Debt securities that we may issue will be issued under the indenture between us and The Bank of New York Trust Company, N.A., as trustee. This prospectus refers to The Bank of New York Trust Company, N.A. as the trustee. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Unless otherwise set forth in an indenture supplement and described in a prospectus supplement, our subsidiaries will have no direct obligation to pay amounts due on the debt securities. The debt securities effectively will be subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Such indebtedness would effectively rank senior to the debt securities. The indenture permits us and our subsidiaries to incur substantial amounts of additional indebtedness and other liabilities. Any rights of Acusphere and our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors, and the holders of any preferred stock of that subsidiary.

Information You Will Find In The Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•       the title and denominations of the debt securities of the series;

•       any limit on the aggregate principal amount of the debt securities of the series;

•       the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•       the interest rate or rates (which may be fixed or variable) on the debt securities of the series (if any) or the method of determining such rate or rates;

•       the interest payment dates for the series of debt securities or the method by which such date will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•       the place or places where the principal and interest on the series of debt securities will be payable;

•       the price and terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•       our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•       if other than denominations of $1,000, the denominations in which the debt securities may be issued;

•       the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•       if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•       if the amount of principal payable at the stated maturity date of the debt securities will not be determinable prior to the stated maturity date, the manner in which such amount will be determined;

•       any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•       the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable;

•       the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

•       whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•       any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare acceleration;

•       the terms and conditions, if any, upon which a global security may be exchanged for other individual debt securities in definitive registered form;

•       any trustees, authenticating or paying agents, transfer agents or registrars;

•       the applicability of, and any addition to or change in, the covenants currently set forth in the indenture or in the terms relating to permitted consolidations, mergers, or sales of assets;

•       the subordination, if any, of the debt securities of the series and terms of the subordination;

•       with regard to debt securities of a series that does not bear interest, the dates for certain required reports to the trustee; and

•       any other terms of the debt securities of the series which are not prohibited by the indenture.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. Holders of registered debt securities may present debt securities for transfer in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture and the applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and the applicable indenture supplement, to all of our “senior indebtedness.” “Senior indebtedness” includes our obligations and obligations guaranteed or assumed by us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, in each case, identified by our board of directors as senior indebtedness. “Senior indebtedness” does not include subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.

In general, the holders of all senior indebtedness are entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events. These events include:

•       any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings which concern us or a substantial part of our property;

•       except as provided in the indenture, any default on the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness which has not been paid within the applicable grace period;

•       any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, and unless either (a) such default shall have been cured or waived and any such acceleration shall have been rescinded or (b) such senior indebtedness shall have been paid in full; and

•       the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the indenture.

If we issue a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our ”senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•       any discounted debt securities; and

•       any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•       by the depositary for the registered global security to a nominee of the depositary;

•       by a nominee of the depositary to the depositary or another nominee of the depositary; and

•       by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security.

We anticipate that the following provisions will generally apply to all depositary arrangements:

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•       may not have the debt securities represented by a registered global security registered in their names;

•       will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•       will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment Of Interest On And Principal Of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Acusphere, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•       any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•       maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•       the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•       any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange Of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•       the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•       we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants By Acusphere

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture with respect to each series of debt securities may contain additional covenants, including covenants which could restrict our right and our subsidiaries, right to incur additional indebtedness or liens and to take certain actions with respect to their respective businesses and assets.

Events Of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•       failure to pay when due any interest on any debt security of that series, continued for 30 days;

•       failure to pay when due principal of, or premium, if any, on, any debt security of that series;

•       default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

•       failure to comply with the restrictive covenant prohibiting us from engaging in certain consolidations, mergers, or transfers of all or substantially all of our assets;

•       failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•       certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•       any other event of default specified in any supplemental indenture under which such series of debt securities are issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, to, among other things:

•       add guarantees to or secure any series of debt securities;

•       provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•       surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•       cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•       modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•       add to or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•       in the case of subordinated debt securities, to make any change in the provisions relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if such holder of senior indebtedness consents to such a change);

•       add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•       evidence and provide for the acceptance of appointment by a successor or separate trustee;

•       establish the form or terms of debt securities of any series; and

•       make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•       extend the final maturity of the principal of, or any installment of interest on, any debt securities;

•       reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•       change the currency in which any debt securities are payable;

•       release any security interest that may have been granted with respect to such debt securities;

•       impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•       reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment;

•       reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

•       make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction And Discharge Of The Indenture; Defeasance

To the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

Mergers, Consolidations And Certain Sales Of Assets

We may not:

•       consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•       transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•       the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•       immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

•       we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability Of Directors, Officers, Employees And Stockholders

No director, officer, incorporator or stockholder of Acusphere, as such, shall have any liability for any obligations of Acusphere under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as director, officer, incorporator or stockholder of Acusphere. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion Or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•       the conversion or exchange price;

•       the conversion or exchange period;

•       provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•       events requiring adjustment to the conversion or exchange price; and

•       provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning The Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of Acusphere, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions; however, if it acquires any conflicting interest relating to any duties with respect to the debt securities it must eliminate the conflict or resign as trustee.

The initial trustee is one of a number of banks with which we and our subsidiaries may maintain ordinary banking relationships and with which we and our subsidiaries may maintain credit facilities.

Limitations On Issuance Of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•       the title of such warrants;

•       the aggregate number of such warrants;

•       the price or prices at which such warrants will be issued;

•       the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•       the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•       the price at which the securities purchasable upon exercise of such warrants may be purchased;

•       the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•       any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•       if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•       if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•       if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•       information with respect to book-entry procedures, if any; and

•       any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Each series of securities will be a new issue of securities and will have no established trading market (other than our common stock). Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.

Equity Line of Credit

On August 31, 2006, we entered into what is sometimes termed an equity line of credit arrangement with Azimuth Opportunity Ltd., or Azimuth. Specifically, we entered into a Common Stock Purchase Agreement with Azimuth (the “Purchase Agreement”) that provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $30,000,000 of our common stock, or the number of shares that is one less than twenty percent (20%) of the issued and outstanding shares of our common stock as of August 31, 2006, whichever occurs first, over the 18-month term of the Purchase Agreement. From time to time during the term of the Purchase Agreement, and at our sole discretion, we may present Azimuth with draw down notices requiring Azimuth to purchase our common stock over 10 consecutive trading days or such other period mutually agreed upon by us and Azimuth, with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down, and further subject to the satisfaction of customary closing conditions. We are able to present Azimuth with up to 24 draw down notices during the term of the Purchase Agreement, with a minimum of five trading days required between each draw down period. Only one draw down is allowed in each draw down pricing period, unless otherwise mutually agreed upon by us and Azimuth.

Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 3.875% to 5.875%, based on the volume weighted average price of our common stock. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the right to exercise one or more options to purchase additional shares of our common stock during each draw down pricing period for an amount that we specify. Upon Azimuth’s exercise of the option, we would sell to Azimuth the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount ranging from 3.875% to 5.875%, based on the volume weighted average price of our common stock.

As described above, the number of shares to be issued by us in connection with any draw down pricing period, and the aggregate purchase price for these shares, will not be known until the draw down pricing period is complete. Accordingly, we do not expect that we will publicly announce the issuance by us of a draw down notice to Azimuth or the grant by us to Azimuth of the right to exercise an option to purchase additional shares of our common stock during a draw down pricing period, in either case, until the completion of the draw down pricing period. Following completion of the draw down pricing period, we will file with the SEC a prospectus supplement to the registration statement of which this prospectus forms a part, covering such sale of shares.

In addition to our issuance of shares of common stock to Azimuth pursuant to the Purchase Agreement, the registration statement of which this prospectus forms a part also covers the sale of those shares from time to time by Azimuth to the public. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Azimuth has informed us that, unless it notifies us that it will use a different broker-dealer and we have filed a prospectus supplement to the registration statement of which this prospectus forms a part, it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Azimuth has informed us that each such broker-dealer will receive commissions from Azimuth which will not exceed customary brokerage commissions. Azimuth also will pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

In connection with this transaction, a filing will be made with the Corporate Financing Department of the National Association of Securities Dealers, Inc., or NASD, under Rule 2710 of the NASD’s Conduct Rules. Among other customary conditions to the parties obligations under the Purchase Agreement, we are not permitted to deliver any draw down notice to Azimuth, and Azimuth is not obligated to purchase any shares of our common stock under the Purchase Agreement, unless and until we have received written confirmation from the NASD to the effect that the NASD’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby. If the NASD raises an objection to the terms of the Purchase Agreement or has otherwise failed to confirm in writing that it has no objection, and such objection shall not have been resolved or such confirmation of no objection shall not have been obtained prior to October 30, 2006, either we or Azimuth may terminate the Purchase Agreement, provided that the terminating party has used its commercially reasonable efforts to resolve the objection and obtain such written confirmation in accordance with the terms of the Purchase Agreement and the terminating party’s breach of the Purchase Agreement was not a principal cause of the NASD’s objection or failure to obtain such confirmation from the NASD.

Azimuth has informed us that the shares of common stock may be sold in one or more of the following manners:

•       ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•       a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Azimuth has agreed that during the term of and for a period of ninety (90) days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Azimuth has agreed that during the periods listed above it will not enter into a short position with respect to shares of our common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice. Azimuth has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer. Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:

•       may not engage in any stabilization activity in connection with our securities;

•       must furnish each broker which offers shares of our common stock covered by this prospectus with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•       may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Azimuth and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the registration statement of which this prospectus forms a part, or any omission or alleged omission to state in such registration statement or any document incorporated by reference in such registration statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, unless made or omitted in reliance upon written information provided to us by Azimuth expressly for inclusion therein. We have agreed to pay up to $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement. We have also agreed to pay, on a quarterly basis, up to $12,500 of Azimuth’s due diligence expenses during the term of the Purchase Agreement, including attorneys’ fees and expenses incurred in connection therewith, and attorneys’ fees and expenses incurred by Azimuth in connection with any amendments, modifications or waivers of the Purchase Agreement. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, we will pay Azimuth liquidated damages in cash or restricted shares of our common stock, at the option of Azimuth.

Azimuth has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, an untrue statement or alleged untrue statement included in this prospectus or any prospectus supplement or any amendment or supplement to this prospectus or any prospectus supplement, or any omission or alleged omission to state in this prospectus or any prospectus supplement or any amendment or supplement to this prospectus or any prospectus supplement a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information provided to us by Azimuth expressly for inclusion therein.

Upon each sale of our common stock to Azimuth under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of the Financial West Group, member NASD/SIPC, a placement fee equal to 1.125% of the aggregate dollar amount of common stock purchased by Azimuth. We have agreed to indemnify and hold harmless Reedland Capital Partners against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Acusphere, Inc. and subsidiaries as of December 31, 2004 and 2005 and for each of the three years in the period ended December 31, 2005 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s public reference room located at: 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of these documents and obtain information on the operation of the public reference room by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and our SEC filings are also available at such website. This website address is included in this document as an inactive textual reference only. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus:

•       Our Annual Report on Form 10-K for the year ended December 31, 2005;

•       Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•       Our current reports on Form 8-K filed January 6, 2006, February 7, 2006, February 14, 2006, February 17, 2006, February 28, 2006, March 10, 2006, March 15, 2006, March 30, 2006, April 7,

2006, April 12, 2006, May 11, 2006, June 6, 2006, June 7, 2006, June 14, 2006, August 8, 2006 and August 9, 2006; and

•       The description of our common stock contained in the section titled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A filed under the Exchange Act with the SEC on September 20, 2003 (File No. 000-50405) and incorporating by reference the information contained in our Registration Statement on Form S-1 (file No. 333-106725), including any amendment or report filed for the purpose of updating that description.

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 2.02 or 7.01 of Form 8-K are not incorporated herein by reference.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Acusphere, Inc., Attn: Investor Relations, 500 Arsenal Street, Watertown, Massachusetts 02472, telephone number (617) 648-8800.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

This information is part of a registration statement we filed with the SEC. You should rely only on the information and representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

9,259,254 Shares
and Warrants to Purchase 3,703,701 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Cowen and Company

December 6, 2006